UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

     Georgia                             000-31763                        58-2466623
(State or other jurisdiction                   (Commission                        (IRS Employer
of incorporation)                       File Number)                             Identification No.)

1415 Bookhout Drive, Cumming, GA, 30041
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code    (678) 455-7075

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2007, we entered into a Revised Letter of Intent with Pluginz, LLC with respect to our acquisition of 100% of the capital stock of Pluginz, Inc. and Plugin Stores, Inc., which together comprise the Pluginz business (collectively “PLUG”). The closing date will be 14 days from the date of this Revised Letter of Intent, unless mutually extended in writing, at which time we will enter into a definitive agreement with PLUG. This Revised Letter of Intent replaces the Binding Letter of Intent between us and PLUG entered into on March 29, 2007.

Under the terms of the Revised Letter of Intent, we agreed to effect a 1:150 reverse split of our common stock and cancel all outstanding shares of preferred stock prior to closing. In addition, we agreed to purchase 100% of the capital stock in PLUG for 15,000,000 post-split restricted shares of our common stock.

Pursuant to the Revised Letter of Intent, we agreed to name Mr. Robert Lott as our President and Chief Executive Officer, Mr. Chris Piercy as Vice President of Corporate Development and Mr. Scott Gallagher as Chairman. Mr. M. Dewey Bain will serve as a consultant and also serve on an Executive Advisory Board. We will appoint Mr. Lott, Mr. Chris Gilcher, Ms. Amy Trombly, and Mr. Piercy to serve as our directors. Messrs. Lott, Bain, Gilcher and Gallagher will enter into employment agreements with us, and the management of PLUG and its affiliates will enter into two-year non-compete agreements in addition to employment agreements. We will also enter into a two-year consulting agreement with FTS Group, Inc. for $50,000 in cash and 2,500,000 restricted shares of our common stock. In connection with this transaction we will retain Amy Trombly and pay her a $25,000 fee.

Additionally, under the Revised Letter of Intent, PLUG will seek to enter into acquisition agreements with up to three synergistic plugin businesses and we, at our discretion, would acquire such companies, contingent upon the successful completion of a public offering on a European exchange. PLUG will seek to facilitate a public offering on a European exchange within 12 months of the closing that is acceptable to us.

The foregoing description of the terms and conditions of the Revised Letter of Intent is qualified in its entirety by, and made subject to, the more complete information set forth in the Revised Letter of Intent filed as Exhibit 10.1, incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER  DESCRIPTION

10.1    Revised Letter of Intent between the Company and Pluginz, LLC, dated June 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           PlanetLink Communications, Inc.
(Registrant)
Date June 13, 2007

By:        /s/ M. Dewey  Bain
M. Dewey Bain
Chief Executive Officer